UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 16, 2014

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, and is not deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2014, Blue Dolphin Energy Company, a Delaware corporation (the “Company”), Lazarus Energy, LLC, a Delaware limited liability company (“LE”) and a wholly owned subsidiary of the Company, and Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”) entered into an Amendment No. 1 to the Management Agreement (the “Amendment”).  The Amendment amends the Management Agreement (the “Management Agreement”) dated February 15, 2012, by and between the Company, LE, and LEH and makes the following modifications:

●    Amends the term of the Management Agreement by establishing that the earliest date that the Management Agreement shall expire is August 12, 2015.

●    Amends and restates the name of the Management Agreement from “Management Agreement” to “Operating Agreement”.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report Form 8-K, which is incorporated by reference into this Item 1.01.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Management Agreement dated May 12, 2014, by and among Lazarus Energy Holdings, LLC, Blue Dolphin Energy Company, and Lazarus Energy, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 16, 2014

Blue Dolphin Energy Company

/s/JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)